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                                                                    EXHIBIT 10.1



                   BROKER LOAN PLEDGE AND SECURITY AGREEMENT

     This BROKER LOAN PLEDGE AND SECURITY AGREEMENT, dated as of December 22, 1998, is among ADVANCED CLEARING, INC., a Nebraska corporation (the "Debtor"), each of the financial institutions from time to time party hereto (the "Lenders") and THE FIRST NATIONAL BANK OF CHICAGO, as collateral agent for the Lenders (in such capacity, the "Collateral Agent").


                              W I T N E S S E T H:


     WHEREAS, the Lenders may individually from time to time (a) make loans to the Debtor (the "Loans") and (b) issue standby letters of credit for the account of the Debtor (the "Letters of Credit");

     WHEREAS, the Lenders have requested that the Debtor provide security for the payment of the Loans, the reimbursement of drawings under the Letters of Credit and the other Obligations (as hereinafter defined), and the Debtor is willing to do so;

     WHEREAS, the Debtor is entering into this Security Agreement for the purpose of providing such security for the Obligations and the Collateral Agent and the Lenders are entering into this Security Agreement for the purpose of setting forth their rights to the Collateral; and

     WHEREAS, the Debtor and the Lenders desire that The First National Bank of Chicago act as collateral agent hereunder and The First National Bank of Chicago is willing to act as collateral agent pursuant to the terms and conditions set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:


1.   DEFINITIONS.

     As used in this Security Agreement:

     "Aggregate Available Amount" means, with respect to any Letters of Credit, the stated or face amount of such Letters of Credit to the extent available at the time for drawing (subject to presentment of all requisite documents), as the same may be increased or decreased from time to time in accordance with the terms thereof.

     "Collateral" means all of the following, wherever located, in which the Debtor now has or hereafter acquires any interest, including all cash and non-cash proceeds and records relating thereto and all dividends, interest, income, distributions, collections and any other rights or property which the owner would be entitled to receive with respect to, or in substitution or exchange for, any of the




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following: all Pledged Securities; all deposits with First Chicago; and all other property delivered or pledged to the Collateral Agent or in which the Collateral Agent is granted a security interest or which is actually or constructively held by or in the possession of the Collateral Agent or its agent or designee, including, without limitation, any such property which is in any account with the Collateral Agent or any account which is owned by, pledged to, or controlled by, the Collateral Agent with a clearing agency, custodian, trust company, bank, broker, clearing company, Federal Reserve Bank or other entity, and further including, without limitation, property delivered for safekeeping, collection, pledge or transmission.

     "Customer Securities" means Securities carried by the Debtor for the account of any customer within the meaning of Rules 8c-1 and 15c2-1 of the Securities and Exchange Commission and any proceeds thereof and interest and dividends thereon.

     "Default" means either (a) that an Obligation is not paid when due, whether at the stated maturity thereof, by demand or otherwise, or (b) a default occurs under, or as defined in, a Reimbursement Agreement.

     "Designated Account" means the account of a Lender maintained on the books of the Collateral Agent to which the Collateral Agent credits Collateral received by it and designated by the Debtor pursuant to Section 5.1 as Collateral to be pledged to such Lender.

     "Firm Securities" means Securities owned by the Debtor for its own account and any proceeds thereof and interest and dividends thereon.

     "First Chicago" means The First National Bank of Chicago, its branches, subsidiaries and affiliates and their successors and assigns.

     "Letter of Credit Obligations" means at a particular time the sum of (a) the Aggregate Available Amount under the outstanding Letters of Credit, plus (b) the aggregate amount of unreimbursed drawings under the Letters of Credit, in each case at such time.

     "Letters of Credit" has the meaning specified in the first Whereas Clause.

     "Lien" means any security interest, mortgage, pledge, hypothecation, lien, claim, charge, encumbrance, title retention agreement or lessor's interest, in or on any property.

     "Loan Value" at a particular time means as to any Security, an amount equal to the percentage of the Market Value of such Security at such time set forth as the advance rate with respect to such type of Security on the schedule furnished by each Lender to the Collateral Agent and the Debtor from time to time.

     "Loans" has the meaning specified in the first Whereas Clause.

     "Market Value" of each share or other unit of any Securities of any class at a particular time, means the fair market value determined for such share or other unit at or immediately prior to such

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time by the Collateral Agent making the determination in good faith in accordance with its customary procedures. For purposes of such determination, the Collateral Agent shall use the preceding business day's closing price for each of the Securities or a recent price for a Security, both as reported by one or more recognized securities price reporting services or information furnished to the Collateral Agent by one or more brokers or dealers in such Securities. For purposes of this definition, accrued interest on interest-bearing securities will be excluded from the determination of Market Value.

     "Obligations" means any and all existing and future indebtedness, obligations and liabilities of every kind, nature and character, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof), of the Debtor to the Collateral Agent and the Lenders, howsoever and whensoever created, arising, evidenced or acquired, including, without limitation, (a) the aggregate unpaid principal amount of all Loans, (b) the aggregate amount of all accrued but unpaid interest and fees in respect thereof, (c) all reimbursements owing by the Debtor to any Lender for drawings under Letters of Credit issued by such Lender and all accrued but unpaid interest thereon and fees in respect of such Letters of Credit, (d) all other accrued but unpaid obligations and liabilities owing by the Debtor to any Lender in connection with the Letters of Credit issued by such Lender (including, without limitation, the obligation of the Debtor to cash collateralize any such Letter of Credit), whether pursuant to a reimbursement agreement entered into between the Debtor and such Lender or otherwise, and (e) all amounts payable by the Debtor under this Security Agreement (including, without limitation, the reasonable fees and expenses of the attorneys for the Collateral Agent, which attorneys may be employees of the Collateral Agent).

     "Pledged Securities" means all Securities delivered to the Collateral Agent, its agent, financial intermediary or designee, including, without limitation, those held by a depository, clearing agency or broker, Federal Reserve Bank or similar entity.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time.

     "Reimbursement Agreement" means an agreement between a Lender and the Debtor pertaining to the issuance of a Letter of Credit or Letters of Credit by such Lender and the obligations of the Debtor in connection therewith, as any such agreement may be amended from time to time.

     "Required Lenders" means at a particular time the Lenders holding not less than 66-2/3% of the sum at such time of (a) the aggregate outstanding principal amount of the Loans, plus (b) the aggregate amount of Letter of Credit Obligations.

     "Section" means a numbered section of this Security Agreement, unless another document is specifically referenced.

     "Security" and "Securities" means instruments, certificated and uncertificated securities, stocks, notes, bonds, debentures, government securities, options, warrants, pass through certificates,

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and certificates of deposit and any other security or financial asset, as those terms are defined under the Illinois Uniform Commercial Code, as amended from time to time.

     "Security Agreement" means this Broker Loan Pledge and Security Agreement, as it may be amended from time to time.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


2.   GRANT OF SECURITY INTEREST.

     The Debtor hereby pledges and assigns to the Collateral Agent, for the benefit of the Lenders, and grants to the Collateral Agent for the benefit of the Lenders, a continuing security interest in, and right of offset against, the Collateral to secure payment of the Obligations, provided, however, that Customer Securities shall secure the Obligations only to the extent described in
Section 13.


3.   REPRESENTATIONS AND WARRANTIES.

     The Debtor represents and warrants to the Collateral Agent and the Lenders, on the date of this Security Agreement and on the date of the making of each Loan and each issuance or extension of the expiration date of, and amendment to, a Letter of Credit, that:

     3.1 Existence and Standing. The Debtor is duly organized and is validly existing and in good standing under the laws of the State of Nebraska, and the Debtor has all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The Debtor is duly registered with the Securities and Exchange Commission as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers.

     3.2 Authorization, Validity and Enforceability. The execution and delivery by the Debtor of this Security Agreement has been duly authorized by proper corporate proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of the Debtor and creates a security interest which is enforceable against the Debtor in all now owned and hereafter acquired Collateral.

     3.3 Firm Securities. Each Pledged Security that is a Firm Security will, at the time of pledge, be owned by the Debtor free and clear of any Liens, security interests or encumbrances, except for the security interest granted to the Collateral Agent hereunder.

     3.4 Customer Securities. The pledge of the Securities designated as Customer Securities does not and will not contravene any provision of Rules 8c-1, 15c2-1 or 15c3-3 of the Securities and Exchange Commission in effect from time to time. The Debtor has full power and authority from

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each customer to pledge the Customer Securities and to permit such Securities to be commingled with securities carried for the account of other customers of the Debtor.

     3.5 Regulation U. The Debtor is an "exempted borrower", as defined in Regulation U.


4.   COVENANTS.

     From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

     4.1 Inspection. The Debtor will permit the Collateral Agent and any Lender, by its representatives and agents, to inspect the Collateral, to examine and make copies of the records of the Debtor relating thereto, and to discuss the Collateral, and the records of the Debtor with respect thereto with, and to be advised as to the same by, the Debtor's officers and employees.

     4.2 Records and Reports. The Debtor will maintain complete and accurate books and records with respect to the Collateral, and furnish (a) to the Collateral Agent such reports relating to the Collateral as the Collateral Agent may from time to time request, and (b) to each Lender a report within five days after the end of each month stating the aggregate outstanding principal amount of Loans and the aggregate Letter of Credit Obligations, shown on a Lender by Lender basis, as of the end of such month. With respect to any Collateral which may be held by a third party, the Debtor shall instruct such party to mark its records or take such other action acceptable to the Collateral Agent to reflect the Collateral Agent's interest in, and grant the Collateral Agent control over, such Collateral.

     4.3 Defense of Collateral. The Debtor shall, at its own expense, keep the Collateral free and clear of all liens, security interests, claims, or encumbrances, except in favor of the Collateral Agent, and defend the Collateral Agent's interest in the Collateral against the claims of all persons and entities.

     4.4 Uncertificated Securities. If any of the Collateral consists of uncertificated securities, the Debtor will or will permit the Collateral Agent, from time to time, to cause the appropriate issuers of uncertificated securities constituting Collateral to mark their books and records with the numbers and face amounts of all uncertificated securities constituting Collateral and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Security Agreement, or the Debtor will take or cause the issuers or any third parties to take such other action or make such notifications as may be required by applicable law or requested by the Collateral Agent to effect and perfect the Lien in favor of the Collateral Agent.

     4.5 Registration of Pledged Stock. The Collateral Agent may, at its option, register or cause the Debtor to register any registerable Collateral in the name of the Collateral Agent or its nominee.

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     4.6  Exercise of Rights in Pledged Stock. The Collateral Agent or its
nominee at any time after the occurrence of a Default, without notice, may exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges or options pertaining to any shares of the stock pledged as Collateral and the Pledged Securities as if it were the absolute owner thereof.

     4.7 Negotiable Form. All Collateral, at the time it becomes part of the Collateral, will be in negotiable form (either in bearer form, endorsed in blank, with endorsement guaranteed, or such other form satisfactory to the Collateral Agent, suitable for immediate transfer or registration to the Collateral Agent or its nominee, or at its order).

     4.8 No Liens. The Debtor will not create, incur or suffer to exist any lien, pledge, security interest or encumbrance on any of the Collateral except the security interest created by this Security Agreement. None of the Collateral will be held at any clearing agency or broker or clearing bank in an account over which such clearing agency or broker or clearing bank has any Lien or right of setoff or if held at a clearing agency or broker or clearing bank, the Collateral Agent shall determine the collateral value of such Collateral only upon the excess, if any, of the current market value of such Collateral over the amount of any Lien or right of set-off which such clearing agency or broker or clearing bank has. If requested by the Collateral Agent, the Debtor will cause such clearing agency or broker or clearing bank from time to time to confirm to the Collateral Agent the amount of any such Lien or right of set-off.

     4.9 Regulatory Reports. The Debtor will deliver to each Lender not later than the time that the Debtor delivers to the Securities and Exchange Commission or the appropriate regulatory authority each of the following notices, reports or schedules:

     (a) The monthly FOCUS report required pursuant to Securities Exchange Act Rule 17a-5(a)(2);

     (b) The audited annual report required pursuant to Securities Exchange Act Rule 17a-5(d);

     (c)  The notice required pursuant to Securities Exchange Act Rule 17a-11;

     (d) The notice required pursuant to Securities Exchange Act Rule 15c3-1(e); and

     (e)  The notice required pursuant to Securities Exchange Act Rule
          15c3-3(i).

     4.10 Notices. The Debtor will promptly give notice to each Lender if (a) a Default occurs, (b) the National Association of Securities Dealers, or any other self-regulatory organization having authority over the Debtor, shall impose restrictions upon the Debtor pursuant to Rule 3130 or similar rule of such other self-regulatory organization, (c) it ceases to be an "exempted borrower", as defined in Regulation U, or (d) it is notified that it may be or it becomes the subject of any action by a government, governmental agency or self-regulatory organization the result or effect of which is or could be the suspension for any period of time or revocation of its registration as a broker-dealer,

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the imposition of limitations upon its activities as a broker-dealer or the appointment of a receiver or trustee, including the Securities Investor Protection Corporation, or the entry of a protective decree under the Securities Investor Protection Act, as amended from time to time.

5. LOAN AND LETTER OF CREDIT REQUESTS; DELIVERY, MAINTENANCE, SUBSTITUTION AND WITHDRAWAL OF COLLATERAL.

     5.1 Loan and Letter of Credit Requests. The Debtor shall give notice to the Collateral Agent of each request for Loans by the Lenders or the issuance of Letters of Credits or amendments to, or extension of the expiration dates of, outstanding Letter of Credit, which notice shall specify the amount of the Loan or Letter of Credit (or increase in the amount of an outstanding Letter of Credit) to be made or issued by each Lender and the Collateral therefor. The Collateral Agent shall promptly notify each Lender of each such request, which notification shall include the Collateral Agent's determination of the Market Value and Loan Value of the applicable Collateral. Each Lender shall promptly notify the Collateral Agent whether it intends to make any such requested Loan or issue such requested Letter of Credit or amendment.

     5.2 Delivery of Collateral. The Debtor shall promptly deliver to the Collateral Agent, its agent or designee, all Collateral pledged to the Collateral Agent pursuant to this Security Agreement, and the Collateral Agent shall credit such Collateral to the applicable Designated Account. The Collateral Agent agrees that delivery to the Collateral Agent may be accomplished by transfer of Pledged Securities to the account of First Chicago at Depository Trust Company in New York, the Midwest Securities Trust Company in Chicago or any similar depository acceptable to the Collateral Agent and that any direction by the Debtor to transfer any Securities to First Chicago's account with any such depository or any other action taken in accordance with a depository's customary procedures regarding pledging of Collateral shall constitute a pledge by the Debtor of such Securities to the Collateral Agent and the confirmation of such pledge. The Debtor further agrees that any agent or designee of the Collateral Agent or any depository or clearing agency or broker holding the Collateral shall have the right to deliver any Collateral held by it for the benefit of the Collateral Agent to the Collateral Agent or to sell such Collateral at the direction of the Collateral Agent.

     5.3 Withdrawal of Collateral. Provided no Default shall exist, the Debtor may withdraw all or any portion of the Collateral from the Designated Account of any Lender from time to time if, simultaneously therewith and after giving effect to any contemporaneous borrowings, repayments, and substitutions of Collateral, the Obligations to such Lender are secured by Securities with a Loan Value shown on the schedule then most recently furnished by such Lender to the Collateral Agent and the Debtor in an amount not less the Obligations to such Lender. No withdrawal or substitution of Collateral shall be effective until the Collateral Agent shall have consented to such withdrawal or substitution.

     5.4 Sale of Securities. Unless the then-outstanding Obligations are then secured by other Securities of a type acceptable to, and having a collateral value satisfactory to, the Collateral Agent, the Debtor shall, promptly upon its receipt of any proceeds from the sale, pledge or other disposition of any of the Collateral, and in no event more than 10 days after such proceeds are received by the

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Debtor, deliver such proceeds to the Collateral Agent to be deposited in the special collateral account established pursuant to Section 10.2.

     5.5 Maintenance of Collateral Value. In the event that at any time the Loan Value of the Securities in the Designated Account of any Lender pledged as security for the Letter of Credit Obligations to such Lender is less than the amount of such Letter of Credit Obligations, the Debtor shall, upon demand of such Lender, deliver additional Securities to the Collateral Agent, for the benefit of such Lender and to be credited to such Lender's Designated Account, with a Loan Value at least equal to the amount of such deficiency.

     5.6 Collateral for Contingent Obligations. Notwithstanding the deposit of Pledged Securities pursuant to this Security Agreement, with respect to Obligations to any Lender which are contingent and cannot be accelerated by their nature, including, without limitation, Letter of Credit Obligations, any Lender may, in its sole discretion and at any time, require the Debtor to immediately deposit cash or other acceptable Collateral in an amount sufficient to cover such Obligations and interest thereon which will have accrued by the maturity or expiration date thereof, such Collateral to be held as security for such Obligations in such Lender's sub-account of the special collateral account referred to in Section 10.2.

     5.7 Designated Accounts. The Collateral Agent such establish and maintain on its books a Designated Account for each Lender to which the Collateral Agent will credit Collateral received by it and designated by the Debtor pursuant to
Section 5.1 as Collateral to be pledged to such Lender.

     5.8 Collateral Reports to Lenders. Upon the request of any Lender, the Collateral Agent shall furnish to such Lender (at such address as such Lender shall designate from time to time) on each business day a report stating the Loan Value and Market Value of all Securities in the Designated Account of such Lender.


6.   REMEDIES.

     6.1 Remedies. In the event that a Default occurs, the Collateral Agent may and, upon the request of any Lender with respect to the Collateral in the Designated Account of such Lender, shall, exercise any or all of the rights and remedies provided (i) in this Security Agreement, (ii) to a secured party when a debtor is in default under a security agreement governed by the Illinois Uniform Commercial Code and (iii) by any other applicable law, including, without limitation, any law governing the exercise of a bank's right of setoff or banker's lien.

     6.2 Debtor's Obligations Upon Default. Upon the request of the Collateral Agent after the occurrence of a Default, the Debtor will:

          6.2.1 Assembly of Collateral. Assemble and make available to the Collateral Agent the Collateral and all records relating thereto at any place or places specified by the Collateral Agent.

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          6.2.2  Collateral Agent Access. Permit the Collateral Agent, by the
     Collateral Agent's representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

     6.3 Rights of Lenders in Respect of Loans and Letters of Credit. Notwithstanding any other provisions of this Security Agreement, the right of each Lender to receive payment of the Loans made by such Lender, reimbursement for drawings under the Letters of Credit issued by such Lender and other Obligations held by such Lender when due, whether at the stated maturity thereof, by demand or otherwise, as expressed in any instrument evidencing or agreement governing such Loans, Letters of Credit and other Obligations, or to institute suit for the enforcement of such payment on or after such due date, and the obligation of the Debtor to pay such Loans, Letter of Credit reimbursements and other Obligations when due, shall not be impaired or affected; provided however, that notwithstanding the foregoing, each Lender agrees that it will not attempt to foreclose on or assert rights against any Collateral except in the manner provided in this Security Agreement.


7.   WAIVERS, AMENDMENTS AND REMEDIES.

     No delay or omission of the Collateral Agent or any Lender to exercise any right or remedy granted under this Security Agreement or under applicable law shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude other or further exercise thereof or the exercise of any other right or remedy, and no waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent and the Required Lenders, and then only to the extent in writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent until the Obligations have been paid in full.


8.   PROCEEDS.

     8.1 Proceeds of Collateral. The proceeds of the Collateral in the Designated Account of any Lender shall, subject to compliance with Section 13, be applied by the Collateral Agent to payment of the Obligations in the following order:

     (a) FIRST, to the Collateral Agent for any unpaid fees and expenses (including, without limitation, the reasonable fees and expenses of attorneys for the Collateral Agent, which attorneys may be employees of the Collateral Agent) in connection with the performance of its duties hereunder (including, without limitation, the collection and enforcement of the Obligations or of the security interest granted to the Collateral Agent, on behalf of the Lenders, pursuant to this Security Agreement);

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     (b)  SECOND, to the payment of the Obligations to such Lender in such order of application as such Lender shall specify;

     (c) THIRD, to the payment of the Obligations of the other Lenders pro rata in accordance with the amounts owing to each of them, to be applied by each such Lender in such order of application as such Lender shall specify; and

     (d) FOURTH, the balance, if any, after all of the Obligations have been satisfied, shall be deposited by the Collateral Agent into the Debtor's general operating account with First Chicago, or to such other account as the Debtor may direct in writing.

     8.2 Rights of Collateral Agent. In making the determinations and allocations required by this Section, the Collateral Agent may rely upon its records and information supplied by each Lender, and the Collateral Agent shall have no liability to any of the Lenders for actions taken in reliance on such information, except in the case of its gross negligence or willful misconduct. All distributions made by the Collateral Agent pursuant to this Section shall be final (subject to any decree of any court of competent jurisdiction), and the Collateral Agent shall have no duty to inquire as to the application by the Lenders of any amounts distributed to them.

     8.3 Effect of Bankruptcy, Etc. If, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, the Collateral Agent's Lien hereunder is avoided, disallowed or otherwise not enforced with respect to some, but not all, of the Obligations then outstanding, the Collateral Agent shall make the calculations required by this Section without giving effect to such Obligations and shall apply the proceeds of the Collateral for the benefit of the holders of the other Obligations in the proportions and subject to the priorities specified herein.


9.   THE COLLATERAL AGENT.

     9.1 Appointment, Powers and Immunities. Each Lender, by its acceptance of the security interests granted to the Collateral Agent on its behalf hereunder, hereby irrevocably appoints and authorizes First Chicago to act as its agent hereunder with such powers as are specifically delegated to the Collateral Agent by the terms of this Security Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent (which term as used in this sentence and in Section 9.5 and the first sentence of Section 9.6 shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Security Agreement and shall not by reason of this Security Agreement be a trustee for, or a fiduciary with respect to, any Lender;
(b) shall not be responsible to the Lenders for, or have any duty to ascertain, inquire into or verify, (i) any recitals, statements, representations or warranties contained in this Security Agreement or in any notice delivered hereunder, or in any other certificate or other document referred to or provided for in, or received by it under, this Security Agreement, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Security Agreement or any other document referred to or provided for herein or therein, (iii) the performance or observance of any of the covenants or agreements of the Debtor under this Security Agreement, (iv) the existence or possible existence of

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any Default, or (v) the value, sufficiency, creation, perfection or priority of any Lien on the Collateral; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be liable to the Debtor or any Lender for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from its own gross negligence or willful misconduct. Each of the Lenders hereby agrees to assert no claim against the Collateral Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     9.2 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram, electronic or computer transmission) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel (which legal counsel may be employees of the Agent), independent accountants and other experts selected by the Collateral Agent. As to any matters not expressly provided for by this Security Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. If in one or more instances the Collateral Agent takes any action or assumes any responsibility not specifically delegated to it pursuant to this Security Agreement, neither the taking of such action nor the assumption of such responsibility shall be deemed to be an express or implied undertaking on the part of the Collateral Agent that it will take the same or similar action or assume the same or similar responsibility in any other instance.

     9.3 Rights as a Lender. With respect to the Loans made, or Letters of Credit issued, by it, First Chicago (and any successor acting as Collateral Agent) in its capacity as Lender shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Collateral Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Collateral Agent in its individual capacity. First Chicago (and any successor acting as Collateral Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Debtor (and any of its subsidiaries or affiliates) as if were not acting as Collateral Agent, and First Chicago and its affiliates may accept fees and other consideration from the Debtor for services in connection with this Security Agreement or otherwise without having to account for the same to the Lenders.

     9.4 Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Collateral Agent ratably in proportion to the amount of their respective Obligations (a) for any amounts not reimbursed by the Debtor for which the Collateral Agent is entitled to reimbursement by the Debtor under this Security Agreement, (b) for any other expenses incurred by the Collateral Agent on behalf of the Lenders in connection with the administration and enforcement of this Security Agreement (including, without limitation, for any expenses incurred by the Collateral Agent in connection with any dispute between the Collateral Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Security Agreement or any other document delivered in connection herewith (including, without limitation, for any such amounts incurred by or asserted against the Collateral Agent in connection with any dispute between the Collateral Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of this Security Agreement or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Collateral Agent. The obligations of the Lenders under this Section shall survive payment of the Obligations and termination of this Security Agreement.

     9.5 Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless the Collateral Agent has received written notice from a Lender referring to this Security Agreement describing such Default and stating that such notice is a "notice of default". In the event that the Collateral Agent receives such a notice, the Collateral Agent shall give prompt notice thereof to the Lenders.

     9.6 Non-Reliance on Collateral Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Debtor and decision to extend any Loan, issue any Letter of Credit or amendment thereto and enter into this Security Agreement and that it will, independently and without reliance upon the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Security Agreement. Except as otherwise expressly provided herein, the Collateral Agent shall not be required to keep itself informed as to the performance or observance by the Debtor of this Security Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Debtor. The Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Debtor or any of its subsidiaries or affiliates that may come into the possession of the Collateral Agent or any of its affiliates, except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Collateral Agent hereunder. In no event shall the Collateral Agent be liable to the Debtor or any Lender for the accuracy of its determination of the Market Value or Loan Value of any item of Collateral, except to the extent that any such determination is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Collateral Agent.

     9.7 Failure to Act. Except for action expressly required of the Collateral Agent hereunder, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under
Section 9.4 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall not be required to take any action that in the judgment of the Collateral
Agent would violate any applicable law.

     9.8 Resignation of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving notice thereof to the Lenders and the Debtor. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of written notice of resignation, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent, that shall be a bank that has an office in New York, New York or Chicago, Illinois and has capital and retained earnings of at least $100,000,000. Notwithstanding the previous sentence, the Collateral Agent may at any time without the consent of the Debtor or any Lender, appoint any of its affiliates which is a commercial bank as a successor Collateral Agent hereunder. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

     9.9 Appointment of Agents. a. The Debtor and the Lenders agree that the Collateral Agent may perform its duties and exercise its rights and powers under this Security Agreement by or through any of its affiliates (including, without limitation, First Chicago Trust Company). Any such affiliate (and such affiliate's directors, officers, agents and employees) which performs duties in connection with this Security Agreement shall be entitled to the same benefits of indemnification, waiver and other protective provisions to which the Collateral Agent is entitled under this Security Agreement. In the event that the Collateral Agent appoints an agent pursuant to this Section, each and every remedy, power, right, claim, demand, cause of action, estate, title, interest and Lien expressed or intended by this Security Agreement to be exercised by or vested in or conveyed to the Collateral Agent with respect thereto shall be exercisable by and vest in such agent, but only in order to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it. The Collateral Agent shall have the right to terminate the appointment of any agent hereunder without the consent of any other party hereto.

     b. The Debtor and the Lenders agree that the Collateral Agent (or its agent) may perform its duties and exercise its rights and powers under this Security Agreement by or through the maintenance and use of accounts at any Federal Reserve Bank, registered clearing agency or broker or any state or nationally chartered bank or trust company.

     9.10 Withdrawal of Lender. Any Lender may withdraw as a Lender under this Security Agreement upon the execution and delivery of documentation in form and substance satisfactory to the Collateral Agent and the Debtor.

10.  GENERAL PROVISIONS.

     10.1 Disposition of Collateral. After Default, the Collateral Agent may dispose of all or any part of the Collateral in such a manner and upon such terms as the Collateral Agent, in its sole discretion, shall determine and shall, at the direction of any Lender, promptly deliver to such Lender the Collateral in the Designated Account of such Lender, and such Lender shall thereafter have all the rights and remedies of the Collateral Agent under this Security Agreement with respect to such Collateral. If any notification of a proposed disposition of the Collateral is required by applicable law, such notice shall be deemed reasonable if sent to the Debtor, addressed as set forth in Section 11, at least three days prior to any public sale or the time after which any private sale may be made. The Debtor hereby expressly agrees that the Pledged Securities are securities of a type customarily sold on a recognized market and, as such, no notice of any sale or disposition of any of the Pledged Securities need be given unless trading in a particular Security shall have been suspended or ceased on all recognized markets at such time.

     10.2 Special Collateral Account. The Collateral Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Collateral Agent and held there as security for the Obligations. The Collateral Agent shall establish and maintain on its books a sub-account of such cash collateral account for each Lender into which it shall deposit the cash proceeds of the Collateral in the Designated Account of such Lender. The Debtor shall have no control whatsoever over said cash collateral account. If no Default has occurred or is continuing, the Collateral Agent shall from time to time deposit the collected balances in such cash collateral account into the Debtor's general operating account with First Chicago or, upon notice to the Debtor, apply such balances to payment of the Obligations. If any Default has occurred and is continuing, any Lender may, at its option, direct the Collateral Agent to apply the collected balances in such Lender's sub-account of such cash collateral account to the payment of the Obligations to such Lender whether or not the Obligations shall then be due, or hold such cash collateral as Collateral hereunder.

     10.3 Collateral Agent Performance of Debtor Obligations. Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which the Debtor has agreed to perform or pay in this Security Agreement and the Debtor shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section. The Debtor's obligation to reimburse the Collateral Agent pursuant to the preceeding sentence shall be an Obligation payable on demand.

     10.4 Authorization for Collateral Agent to Take Certain Actions. The Debtor irrevocably authorizes the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoints the Collateral Agent as its attorney-in-fact to act on behalf of the Debtor (i) to execute on behalf of the Debtor as debtor and to file financing statements necessary or desirable in the Collateral Agent's sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent's security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, and (iii) to apply the proceeds of any Collateral received by the Collateral Agent to the Obligations as provided in Section 8.

     10.5 Specific Performance of Certain Covenants. The Debtor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.4, 4.8, 5.2, 5.4, 6.3 and 10.2 will cause irreparable injury to the Collateral Agent and the Lenders and that the Collateral Agent has no adequate remedy at law in respect of such breaches, and therefore, agrees, without limiting the right of the Collateral Agent to seek and obtain specific performance of other obligations of the Debtor contained in this Security Agreement, that the covenants of the Debtor contained in the Sections referred to in this Section shall be specifically enforceable against the Debtor.

     10.6 Use and Possession of Certain Premises. Upon the occurrence of a Default, the Collateral Agent shall be entitled to occupy and use any premises owned or leased by the Debtor where any of the Collateral or any records relating to the Collateral are located until the Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay the Debtor for such use and occupancy.

     10.7 Definition of Certain Terms. Terms defined in the Illinois Uniform Commercial Code which are not otherwise defined in this Security Agreement are used in this Security Agreement as defined in the Illinois Commercial Code as in effect on the date hereof.

     10.8 Benefit of Security Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Debtor, the Collateral Agent and the Lenders and their respective successors and assigns, except that the Debtor shall not have the right to assign its rights under this Security Agreement or any interest herein without the prior written consent of the Collateral Agent and the Lenders.

     10.9 Survival of Representations. All representations and warranties of the Debtor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

     10.10 Taxes and Expenses. Any taxes (excluding income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Debtor, together with interest and penalties, if any. The Debtor shall reimburse the Collateral Agent for any and all out-of-pocket expenses and interest charges (including reasonable attorneys', auditors' and accountants' fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Collateral Agent) paid or incurred by the Collateral Agent in connection with the administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). The obligations of the Debtor under this Section shall survive termination of this Security Agreement.

     10.11 Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

     10.12 Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (i) the Collateral Agent has received written notice of its termination from the Debtor and (ii) no Loans, Letters of Credit or other Obligations or commitments of any Lender which would give rise to any Obligations shall be outstanding.

     10.13 Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Debtor and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Debtor and the Collateral Agent relating to the Collateral.

     10.14 Choice of Law. This Security Agreement shall be construed in accordance with the laws of the State of Illinois applicable to contracts with national banking associations made and performed wholly in Illinois.

     10.15 Indemnity. The Debtor hereby agrees to assume liability for, and does hereby agree to indemnify and keep harmless, the Collateral Agent and its successors, assigns, agents and employees from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature imposed on, incurred by or asserted against the Collateral Agent or its successors, assigns, agents and employees in any way relating to or arising out of this Security Agreement or the purchase, ownership, delivery, possession, use, sale or other disposition of any Collateral, expect for any such events arising out of the gross negligence or wilful misconduct of the Collateral Agent, its successors, assigns, agents and employees. The Obligations of the Debtor under this Section shall survive termination of this Security Agreement.

     10.16 Consent to Jurisdiction and Waiver of Jury Trial. The Debtor hereby irrevocably submits to the non-exclusive jurisdiction of any United States federal or Illinois state or local court sitting in Cook County, Illinois in any action or proceedings arising out of or related to this Security Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. The Debtor hereby waives any rights to a jury trial in any action arising hereunder or in connection herewith.

     10.17 Additional Lenders. The Debtor may, with the consent of the Collateral Agent, designate additional lenders as Lenders party hereto upon the execution and delivery of documents in form and substance satisfactory to the Collateral Agent.

     10.18 Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Security Agreement by signing any such counterpart.


11.  NOTICES.

     11.1 Sending Notices. Any notice or other communication required or permitted to be given under this Security Agreement shall be given to: (x) in the case of the Collateral Agent or any Lender, at its address or facsimile number set forth under its signature hereto, or (y) in the case of the Debtor, at its address or facsimile number set forth on Exhibit "A" hereto. Each such notice or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section.

     11.2 Change in Address for Notices. Each party hereto may change the address for service of notice upon it by a notice in writing to each other party hereto.

12.  SETOFF.

     In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Debtor becomes insolvent, however evidenced, or any Default occurs, any indebtedness from any Lender to the Debtor may be offset and applied toward the payment of the Obligations to such Lender, whether or not the Obligations owing to such Lender, or any part thereof, shall then be due.

13.  CUSTOMER SECURITIES.

     In order that the Debtor may comply with the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, concerning the hypothecation of Customer Securities, the Collateral Agent hereby agrees with the Debtor that, notwithstanding anything to the contrary contained in this Security Agreement:

     (a) None of the Obligations, except Obligations arising out of or in connection with any credit extended against Customer Securities, shall be secured by or be any Lien against any Customer Securities.

     (b) All of the Obligation, however constituted, shall be secured by all Firm Securities.

     (c) No rehypothecation, assignment or transfer of any Customer Securities or any interest therein in the Designated Account of any Lender other than First Chicago shall be made by the Collateral Agent and no other rehypothecation, assignment or other transfer of any Customer Securities or any interest therein shall be made by the Collateral Agent except subject to the limitations contained herein.



                           [signature page to follow]

     IN WITNESS WHEREOF, the Debtor, the Collateral Agent and the Lenders have executed this Security Agreement as of the date first above written.


                                            ADVANCED CLEARING, INC.


                                            By:     /s/ WILLIAM T. YATES
                                                   -----------------------------
                                            Title: VP & Controller




                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                            Individually and as Collateral Agent


                                            By:     /s/ DENISE DE DIEGO
                                                   -----------------------------
                                            Title:  First Vice President
                                                   -----------------------------

                                            Address:   153 West 51st Street
                                                       New York, New York 10019
                                            Attn:      Denise de Diego
                                            Telephone: (212) 373-1122
                                            Facsimile: (212) 373-1403



                                            COMMERZBANK AKTIENGESELLSCHAFT,
                                             CHICAGO BRANCH


                                            By:     /s/ MARK MONSON
                                                   -----------------------------
                                            Title:  Senior Vice President
                                                   -----------------------------

                                            Address:   311 South Wacker Drive
                                                       Suite 5800
                                                       Chicago, IL 60606
                                            Attn:      Marck Monson
                                            Telephone: (312) 435-1486
                                            Facsimile: (312) 435-1486